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Exhibit 11.1.  Statement Re: Computation of Per Share Earnings

                                                    Three Months Ended           Nine Months Ended
                                                       September 30,               September 30,
(Dollars in thousands, except EPS data)             1998          1997           1998         1997
----------------------------------------------------------------------------------------------------
Basic Earnings Per Share

   Net (loss) income                              $  3,106      $  7,884      $  6,455      $ 22,098
                                                  ========      ========      ========      ========

   Weighted average number of common
   and common equivalent shares:                15,414,210    15,372,288    15,387,923    15,354,810

   Basic earnings per share                       $   0.20      $   0.51      $   0.42      $   1.44
                                                  ========      ========      ========      ========


Diluted Earnings Per Share

   Net income                                     $  3,106      $  7,884      $  6,455      $ 22,098
                                                  ========      ========      ========      ========

   Weighted average number of common
   and common equivalent shares:
   ----------------------------------

      Average number of shares outstanding      15,414,210    15,372,288    15,387,923    15,354,810

      Net effect of dilutive stock options
      based on the treasury method &
      Fidelity additional shares                       ---        54,026        31,341        53,061

   Total average shares:                        15,414,210    15,426,314    15,419,264    15,407,871
                                                ==========    ==========    ==========    ==========

   Diluted earnings per share                     $   0.20     $    0.51      $   0.42      $   1.44
                                                  ========     =========      ========      ========


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